EXHIBIT A

As consideration for the Adviser’s services to each of the following Funds, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

The Adviser will pay all of the expenses of each Fund below except for the advisory fee, amounts payable pursuant to any plan adopted in accordance with Rule 12b-1 (if any), brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), litigation expenses and other extraordinary expenses.

Fund	Annual % of average daily net assets
State Street® Communication Services Select Sector SPDR® Premium Income ETF (formerly, The Communication Services Select Sector SPDR® Premium Income Fund)	0.35%
State Street® Consumer Discretionary Select Sector SPDR® Premium Income ETF (formerly, The Consumer Discretionary Select Sector SPDR® Premium Income Fund)	0.35%
State Street® Consumer Staples Select Sector SPDR® Premium Income ETF (formerly, The Consumer Staples Select Sector SPDR® Premium Income Fund)	0.35%
State Street® Energy Select Sector SPDR® Premium Income ETF (formerly, The Energy Select Sector SPDR® Premium Income Fund)	0.35%
State Street® Financial Select Sector SPDR® Premium Income ETF (formerly, The Financial Select Sector SPDR® Premium Income Fund)	0.35%
State Street® Health Care Select Sector SPDR® Premium Income ETF (formerly, The Health Care Select Sector SPDR® Premium Income Fund)	0.35%
State Street® Industrial Select Sector SPDR® Premium Income ETF (formerly, The Industrial Select Sector SPDR® Premium Income Fund)	0.35%
State Street® Materials Select Sector SPDR® Premium Income ETF (formerly, The Materials Select Sector SPDR® Premium Income Fund)	0.35%
State Street® Real Estate Select Sector SPDR® Premium Income ETF (formerly, The Real Estate Select Sector SPDR® Premium Income Fund)	0.35%
State Street® Technology Select Sector SPDR® Premium Income ETF (formerly, The Technology Select Sector SPDR® Premium Income Fund)	0.35%
State Street® Utilities Select Sector SPDR® Premium Income ETF (formerly, The Utilities Select Sector SPDR® Premium Income Fund)	0.35%